UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2006
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147
(Address of principal executive offices) (Zip Code)
(614) 864-6400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions [(see General Instruction A.2. below)]:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Executive Employment Contract with Harry F. Miller
On August 28, 2006, R. G. Barry Corporation (the “Company”) and Harry F. Miller, the Vice President – Human Resources of the Company, entered into an Amendment to Executive Employment Agreement (the “Amendment”). The Amendment provides for a one-year extension of the term of the Executive Employment Agreement between the Company and Mr. Miller dated as of January 5, 2004 (the “Employment Agreement”). The new expiration date of the Employment Agreement is January 5, 2008. Other than the extension of the term to January 5, 2008, the Employment Agreement is unchanged and remains in full force and effect.
Settlement Agreement Regarding Facility Leased in Mexico
In 2002, Barry Distribution Center de Mexico, S.A. de C.V. (“Barry Mexico”), a Mexican corporation and a wholly owned-subsidiary of the Company, entered into a ten-year lease agreement for premises located in Nuevo Laredo, Mexico with Parque Industrial Nuevo Laredo 2000, S.A. de C.V. and Planeacion y Diseno de Nuevo Laredo, S.A. de C.V. (the “Landlords”). Pursuant to a guaranty agreement, the Company guaranteed payment of Barry Mexico’s obligations under the lease. The leased space was used as a distribution facility until the Company ended its Mexican operations in the fall of 2004. To prompt the Landlords to enter into negotiations to terminate the lease, in the fall of 2005 the Company chose to delay payments required under the lease, giving rise to an event of default. As previously reported by the Company, in November 2005 the Landlords commenced an action against the Company in U.S. District Court in Texas seeking the acceleration of all rent due under the lease (the “Action”). The Landlords have assigned all of their rights in the Action, the lease and the guarantee to Fertwall Properties, Ltd. (“Fertwall”).
On August 28, 2006, the Company and Barry Mexico entered into a Settlement Agreement with Fertwall. Pursuant to the Settlement Agreement, the Company paid Fertwall $2,763,843.00 to terminate the lease and the guarantee and to settle the Action. Fertwall agreed, upon receipt of the payment from the Company to dismiss the Action with prejudice. Further, the Landlords and Fertwall released the Company and Barry Mexico, and the Company and Barry Mexico released the Landlords and Fertwall, from all claims and liabilities under the Action, the lease and the guarantee.
The foregoing summaries of the Amendment and the Settlement Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and the Settlement Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Section 2 – Financial Information.
Item 2.02 Results of Operations and Financial Condition.
On September 1, 2006, the Company issued a news release reporting the settlement of its lease obligation on its former distribution center in Nuevo Laredo, Mexico. A copy of the news release is attached as Exhibit 99 hereto.

Section 9 – Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(a) – (c) Not applicable.
(d) Exhibits:

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement dated August 28, 2006, between R. G. Barry Corporation and Harry F. Miller

10.2	Settlement Agreement dated August 28, 2006 by and among Fertwall Properties, Ltd., Barry Distribution Center de Mexico, S.A. de C.V. and R. G. Barry Corporation.

99	News Release Issued by R. G. Barry Corporation on September 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

September 1, 2006	By:	/s/ Daniel D. Viren

Daniel D. Viren Senior Vice President – Finance, Chief Financial Officer and Secretary

3